Exhibit 99.3

Alabama National BanCorporation Merger with RBC Centura

Frequently Asked Questions

September 6, 2007

Q. Who is RBC Centura Bank?

A. RBC Centura, based in Raleigh, NC, is the U.S. based bank subsidiary of Royal Bank of Canada (NYSE and TSX: RY). RBC Centura operates over 340 branches across the Southeast, while Royal Bank of Canada is one of the largest banks in North America, with over $550 billion in assets.

Q. What does this mean for all of us at Alabama National and its affiliates?

A. We are joining up with one of the largest financial services companies in the world, a company which sought out ANB because of our reputation, our historical performance, the markets we serve, and, most importantly, our people.

Q. There are usually job cuts when banks combine operations. Is my job in jeopardy?

A. We have all read about bank mergers, downsizing, consolidation, and, with the systemic changes in the banking industry (lower margins, oversupply of capital, irrational pricing from new competitors…), we were faced with making changes to how we operate, and those changes would have involved looking at staffing levels throughout the company and other operating efficiencies. Consequently, with or without a merger with a larger institution, there would have been some consolidation of functions. Because our retail banking operations are complementary, there will not be the need for significant branch consolidation that is typical of in-market bank mergers. RBC Centura’s objective is to grow in the markets ANB serves. We will be sharing more specific information about affected jobs as soon as we complete a thorough review. In the meantime, we ask that you continue to remain focused on taking care of our customers, both internal and external.

Q. What convinced our board that RBC Centura was the right fit for ANB?

A. First, ANB’s customers could benefit greatly from RBC Centura’s extensive Retail and Business Banking capabilities, yielding potential revenue opportunities.

Secondly, we expect to greatly benefit from RBC Centura’s ongoing investment in infrastructure, new front-end technologies and diverse service offerings.

Finally, RBC Centura and ANB senior management will work together to ensure best practices from both organizations are implemented in the areas of local accountability and market insight.

Q. ANB affiliates focus on the customer and delivering exceptional customer service. How does RBC Centura’s culture compare to ours?

A. ANB and RBC Centura are a great fit. ANB’s strong geographic distribution and proven local management will allow us to focus on capturing the personal business of business owners and professionals, and will enhance RBC Centura’s ability to meet the banking needs of small and medium sized businesses.

This acquisition makes RBC Centura even better positioned in the Southeast to expand and to better serve the banking needs of businesses, business owners and professionals. At closing, RBC Centura’s operations will include over 440 banking centers in six states with more than 6600 employees providing a broad range of financial services for consumer, business and commercial customers.

Q. Now that the board has voted to approve the RBC Centura offer, what are the next steps?

A. Our shareholders must approve the transaction, and it will also require the approval of banking regulators. Completion of the transaction is expected in early 2008. In the meantime, integration teams will be working hard to make sure that combining the operations of our banks goes as smoothly as possible.

Q. Will we change our name to RBC Centura ?

A. Yes. We will change our name sometime after the transaction closes in 2008, but the exact timing of the name change is unknown. We will develop a plan for introducing our name and our combined capabilities to our customers and we will share more details of that plan with you as it develops.

Q. How will customers benefit?

A. While we should all be very proud of the exceptional customer service we deliver day-in and day-out, by joining together with RBC Centura, we will be able to offer regional bank access to over 440 branches, the full range of products and services of one of North America’s largest financial institutions, and the continued local decision-making that has made us so successful.

Q. What does this mean for shareholders?

The offer presented by RBC Centura provides an opportunity for our shareholders to receive a significant premium over our current share price. In order to maximize the value of our shareholders’ investment in ANB, the board decided to pursue the opportunity presented to us by RBC Centura to become part of a larger and highly successful financial services company.

•	RBC shares are among the top-performing bank stocks in North America over one, three, five and ten-year time horizons.
•

The combined business will concentrate on creating growth and value for RBC shareholders by utilizing greater scale to attract new business, improve operational efficiency, and generate revenue synergies.

Q. Will anything change about my reporting relationships?

Information about reporting relationships will be made available and communicated as it is finalized. Until the transaction is closed, we will continue to report to our current management and should all continue working with our customers as usual.

RBC Centura recognizes the importance of our local management and the relationships we have within our communities and will work to maintain the essence of that structure.

Q. I’m nervous about the uncertainty created by today’s announcement. What can I expect in the weeks and months to come?

A. We understand that change can be unsettling. We are committed to sharing information with you as soon as we can. All we ask is that you continue to focus on providing the exceptional customer service that has led to the growth and success of ANB.

Q. Will our management team play a role in the new company?

As in any transaction, retaining key senior management team members is critical to retaining customers, achieving cost, revenue and growth synergies. Leadership by ANB’s experienced management team will help ensure service and operational continuity while also providing invaluable local market insight and strategic perspective to RBC Centura. ANB senior management’s credibility and experience will help ensure we continue to maintain high levels of customer service.

Q. How will we be kept informed during this transition?

A. A series of employee meetings, conference calls and ongoing internal communications will be provided to keep everyone informed and answer questions.

Q. How will our customers learn about our decision to join RBC Centura and how it might affect their accounts?

A. Our customers can expect to work with the same bankers they’ve come to know and trust. Many customers will read about this in the paper, and we will also send letters and Frequently Asked Questions to customers explaining in more detail what they can expect. Our goal is to make the transition as seamless to our customers as possible.

Q. Will we have to learn new systems and procedures and will we have new products?

A. The process of determining what will change and how it will all take place is a large task—you will be kept informed and there will be training to support everyone in this transition. Some amount of change is inevitable. We are committed to minimizing the impact to both our employees and the customers

Q. What’s the most important thing I should tell my customers?

A. We believe this is a great move for ANB and its affiliates and we want all our customers to know that. We’ll be providing training on how to handle customer questions and concerns as well as how to talk about the benefits that we think customers will receive from continuing to bank with us. In the meantime, here’s a suggested statement that you can use if a customer asks what’s happening:

“Our Board of Directors, with the support of Executive Management, has voted to become part of RBC Centura. Any impact on our customers should be quite positive, and you will be working with the same bankers going forward. We’re very excited about the news because we will be able to provide our customers with a broader access to branches, over 440, and an expanded range of financial services.

Q. What should I tell my family and friends about this news?

A. We’ve built something very special and important at ANB. Now, it is time for us to take what we have built, join forces with RBC Centura, and leverage our successes to make something even greater.

Q. How should I handle inquiries from the media (newspaper, radio, TV…)?

A. You should direct any media inquiries to your Bank President, who will have a brief response for the media. If a more in-depth interview is requested, the Bank President will refer the media representative to Will Matthews, our CFO.